Exhibit 4.1

AMENDMENT NO. 3

TO CREDIT AGREEMENT

AMENDMENT NO. 3 dated as of February 17, 2009 (this “Amendment”) to the Credit Agreement dated as of January 2, 2008 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”) among RADIANT SYSTEMS, INC. a Georgia corporation (the “Borrower”), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement and agree that any Default or Event of Default that may have occurred during the Subject Period (as defined below) due to the consummation of any Subject Transaction (as defined below) shall be deemed to be waived, and the Lenders are willing to so amend such provisions and agree to such deemed waiver on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement, as amended hereby, has the meaning assigned to such term in the Credit Agreement, as amended hereby.

SECTION 2. Amendment to Section 1.01 of the Credit Agreement. The definition of “Guarantors” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

        ““Guarantors” means, collectively, the Domestic Subsidiaries of the Borrower listed on Schedule 1.01B and each other Domestic Subsidiary of the Borrower that is required to execute a supplement to the Guaranty Agreement pursuant to Section 5.10(a); provided that, if any such Domestic Subsidiary shall cease to exist due to a merger, dissolution or liquidation permitted under Section 6.03(a), such Domestic Subsidiary will immediately cease to be a Guarantor for purposes hereof and the other Loan Documents.”

SECTION 3. Amendment to Section 5.01(d) of the Credit Agreement. Section 5.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) as soon as available, but in any event no later than the date that is 15 Business Days after the beginning of each Fiscal Year (or such later date as the Administrative Agent may agree in its sole discretion), a copy of the forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries for each Fiscal Quarter of such Fiscal Year, in form reasonably satisfactory to the Administrative Agent;”

SECTION 4. Amendment to Section 6.03(a) of the Credit Agreement. Section 6.03(a) of the Credit Agreement is hereby amended by (a) replacing the period at the end of clause (vii) thereof with the phrase “; and” and (b) inserting a new clause (viii) at the end thereof that reads as follows:

“(viii) any Subsidiary that is a Guarantor may liquidate or dissolve if (A) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (B) immediately prior to such liquidation or dissolution, all the Equity Interests in such Subsidiary are owned directly by one or more Loan Parties and (C) all the assets of such Subsidiary are transferred to the Loan Party or Loan Parties that directly own all the Equity Interests in such Subsidiary pursuant to such liquidation or dissolution.”

SECTION 5. Amendment to Section 6.04 of the Credit Agreement. Section 6.04 of the Credit Agreement is hereby amended by replacing the phrase “Guarantee any obligations of,” contained in the fourth line thereof with the phrase “Guarantee any Indebtedness of,”.

SECTION 6. Limited Waiver. For the avoidance of doubt, to the extent that any Subject Transaction (as defined below) was consummated during the period from the Effective Date (as defined below) to the date hereof (the “Subject Period”), the Lenders hereby agree that any Default or Event of Default that may have occurred during the Subject Period due to the consummation of such Subject Transaction is deemed to have been waived by the Lenders upon the effectiveness of this Amendment. For purposes hereof, the term “Subject Transaction” means any transaction that was not permitted by the terms of the Credit Agreement prior to the effectiveness of the amendments set forth in Section 3 hereof but that would be permitted by the terms of the Credit Agreement upon the effectiveness of the amendments set forth in Section 3 hereof.

SECTION 7. Representations. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, after giving effect to this Amendment:

(i) the representations and warranties of the Borrower and each other Loan Party contained in Article III of the Credit Agreement or in any other Loan Document are true and correct on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date;

(ii) no Default has occurred and is continuing; and

(iii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

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SECTION 8. Effectiveness. This Amendment shall become effective as of December 30, 2008 (the “Effective Date”) on the date when the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower and (ii) the Required Lenders and (b) counterparts of the Consent and Agreement attached to this Amendment that, when taken together, bear the signatures of each of the Guarantors.

SECTION 9. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement, as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 11. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 12. Headings. Section headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

RADIANT SYSTEMS, INC., a Georgia corporation, as Borrower

By:	/s/ Mark E. Haidet
Name: Mark E. Haidet Title: Chief Financial Officer & Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Antje B. Focke
Name: Antje B. Focke Title: Vice President

WACHOVIA BANK, N.A., as a Lender

By:	/s/ Elaine Eaton
Name: Elaine Eaton Title: Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Tim O’Leary
Name: Tim O’Leary Title: Managing Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Thomas M. Paulk
Name: Thomas M. Paulk Title: Vice President

GUARANTY BANK, as a Lender

By:	/s/ Jeremy Jackson
Name: Jeremy Jackson Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT

Consent and Agreement to

Amendment No. 3 to Credit Agreement

Reference is made to the Credit Agreement dated as of January 2, 2008 among Radiant Systems, Inc. a Georgia corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), as the same has been amended or otherwise modified by (i) Amendment No. 1 to Credit Agreement dated as of June 30, 2008 by and among Borrower, the Lenders party thereto and the Administrative Agent (“Amendment No. 1”), (ii) Amendment No. 2 to Credit Agreement dated as of July 31, 2008 by and among Borrower, the Lenders party thereto and the Administrative Agent (“Amendment No. 2”), and (iii) Amendment No. 3 to Credit Agreement dated as of the date hereof by and among Borrower, the Lenders party thereto and the Administrative Agent (“Amendment No. 3”) (such Credit Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Each of the undersigned Guarantors hereby (a) consents to the provisions of Amendment No. 3 and the transactions contemplated by Amendment No. 3, (b) ratifies, confirms and acknowledges that such Guarantor’s obligations under the Guaranty Agreement are, after giving effect to Amendment No. 3, in full force and effect and that such Guarantor continues to absolutely, unconditionally and irrevocably guarantee the full and punctual payment and performance when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty Agreement), as such Guaranteed Obligations may be increased at any time or from time to time after Amendment No. 3 becomes effective pursuant to the Borrower’s exercise of its rights under Section 2.19 of the Credit Agreement, and (c) agrees that its obligations and covenants under the Loan Documents are unimpaired hereby and shall remain in full force and effect.

Guarantors:

RADIANT PAYMENT SERVICES, LLC, as Guarantor

By:	/s/ Mark E. Haidet
Name: Mark E. Haidet Title: Secretary & Treasurer

CONSENT AND AGREEMENT TO AMENDMENT NO. 3 TO CREDIT AGREEMENT

RETAILENTERPRISE, LLC, as Guarantor

By:	/s/ Mark E. Haidet
Name: Mark E. Haidet Title: Secretary & Treasurer

ESTORELINK.COM, INC., as Guarantor

By:	/s/ Mark E. Haidet
Name: Mark E. Haidet Title: Secretary & Treasurer

RADIANT SYSTEMS INTERNATIONAL, INC., as Guarantor

By:	/s/ Mark E. Haidet
Name: Mark E. Haidet Title: Secretary & Treasurer

RADIANT SYSTEMS CENTRAL EUROPE, INC., as Guarantor

By:	/s/ Mark E. Haidet
Name: Mark E. Haidet Title: Secretary & Treasurer

CONSENT AND AGREEMENT TO AMENDMENT NO. 3 TO CREDIT AGREEMENT